UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

WEC Energy Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet
• Go to www.envisionreports.com/WEC
• Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
WEC Energy Group Stockholder Meeting to be Held on May 4, 2017

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper or email copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The notice and proxy statement and annual report to stockholders are available at:

www.envisionreports.com/WEC

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/WEC to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, please consider consenting to receive electronic delivery of future materials.

Obtaining a Paper or Email Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 20, 2017 to facilitate timely delivery.

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Stockholder Meeting Notice

WEC Energy Group Annual Meeting of Stockholders will be held on May 4, 2017 at

Concordia University Wisconsin, R. John Buuck Field House, 12800 N. Lake Shore Drive, Mequon, WI 53097.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2 and 3, and EVERY YEAR for Proposal 4:

1. Election of Thirteen Directors for Terms Expiring in 2018.

2. Ratification of Deloitte & Touche LLP as Independent Auditors for 2017.

3. Advisory Vote on Compensation of the Named Executive Officers.

4. Advisory Vote to Establish the Frequency of “Say-on-Pay” Advisory Votes.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, you must pre-register and also bring this notice and government-issued photo identification with you.

Annual Meeting of Stockholders Thursday, May 4, 2017 - 10 a.m.

Annual meeting site: Concordia University Wisconsin, R. John Buuck Field House, 12800 N. Lake Shore Dr., Mequon, WI 53097

Parking: Only at North Shore Cinema, 11700 N. Port Washington Rd., Mequon, WI 53092*

*	There is no parking at the annual meeting site. Please park only at North Shore Cinema. Shuttle buses will run from the parking site to the annual meeting site.

As described on page P-83 of the proxy statement, you must pre-register to reserve an admission ticket and then present your government-issued photo identification at the door to attend the meeting.

Other attendance guidelines are described on page P-83 of the proxy statement.

Can’t make it to the meeting? Listen live on the Web at www.wecenergygroup.com/invest/annualmtg.htm

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the Internet, telephone or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet – Go to www.envisionreports.com/WEC. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email – Email investorvote@computershare.com with “Proxy Materials WEC Energy Group” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 20, 2017.

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